Exhibit 99.2

Yum China Board Welcomes New Board Member

Shanghai, China (November 3, 2026) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) announced today the appointment of Mr. Alexander Dimitrief to the Board of Directors, effective November 4, 2026. Effective on the same date and in connection with the appointment, the Board increased the size of the Board of Directors to 13 directors, 12 of whom are independent.

“We warmly welcome Alex as the newest member of our Board,” said Yum China’s Chairman Dr. Fred Hu. “Alex possesses extensive global business leadership experience, strong legal and public company governance expertise, and risk management expertise. I am confident that Alex will be a valuable addition to our Board."

Joey Wat, CEO of Yum China commented, “We are excited to welcome Alex to our Board of Directors. Alex’s global operational expertise and deep legal acumen will be invaluable to us. I look forward to partnering closely with Alex as we continue to drive innovation, business growth, and deliver sustainable long-term value for our shareholders.”

Alexander Dimitrief has served as the founder and principal of Dimitrief Advisory LLC, a general management consulting firm, since 2026, a partner at Zeughauser Group, a management consulting firm advising law firms, since 2020 and is a member of the advisory board of Earlylands Advisory. He previously served as Senior Vice President and General Counsel of Sotera Health Co., a global provider of sterilization, lab testing and advisory services to the healthcare industry, from November 2022 to March 2026. Prior to that, Mr. Dimitrief held various positions at General Electric (GE) from 2007 to 2019, including as President and Chief Executive Officer of GE’s Global Growth Organization from 2018 to 2019, and as GE’s General Counsel from 2015 to 2018. Before joining GE, Mr. Dimitrief spent 20 years as a litigator at Kirkland & Ellis LLP. He is currently an independent director of Eos Energy Enterprises, Inc. (NASDAQ: EOSE). Mr. Dimitrief served as an independent director of SmileDirectClub, Inc. (formerly listed on Nasdaq Stock Market) from 2022 to 2024. He earned a Bachelor of Arts from Yale College and a Juris Doctor from Harvard Law School and has taught courses on corporate citizenship and corporate law at Harvard Law School and New York Law School.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth and business plans. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factor” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 19,000 restaurants under six brands across over 2,800 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. The Pizza Hut brand in Mainland China is owned by Yum China. In addition, Yum China has also partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world's most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556
IR@YumChina.com

Media Contact:
Tel: +86 21 2407 3824
Media@YumChina.com